UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E., Union City, IN 47390
(Address of principal executive offices)

(765) 964-3137
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 31, 2024, Cardinal Colwich, LLC ("Cardinal Colwich"), a wholly owned subsidiary of Cardinal Ethanol, LLC ("Cardinal Ethanol"), completed the acquisition of substantially all of the assets of Element, LLC ("Seller") by and through Creative Planning Business Alliance, LLC (the "Receiver") acting in its capacity as the court-appointed receiver. The Receiver was appointed by order of the District Court of the State of Kansas for Sedgwick County to take possession, manage and liquidate the assets of Seller. There is no material relationship, other than in respect of the transaction, between Seller or Receiver and Cardinal Ethanol or its affiliates, or any director or officer of Cardinal Ethanol or their associates.

The Seller owned a facility located in Colwich, Kansas which is capable of producing ethanol, high protein distillers grains and corn oil. The facility was idled in April 2023. Cardinal Colwich purchased substantially all of the assets of Seller including furniture, machinery, equipment, books and records, real property, permits, licenses, intellectual property rights and assets, inventory and spare parts. The consideration for the assets was $44,000,000. In addition, Cardinal Colwich assumed certain liabilities required to be performed after closing with respect to contracts assigned by Seller and assumed by Cardinal Colwich together with certain associated cure costs. The purchase was funded by cash on hand and a $22,000,000 loan from First National Bank of Omaha.

Financial statements are not required to be filed under Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: February 1, 2024	/s/ William Dartt
William Dartt, Chief Financial Officer
(Principal Financial Officer)